Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Managed Municipals Fund Inc. and Greenwich Street
Municipal Fund Inc.:

We consent to the incorporation by reference, of our reports dated April 12, 1999 and July 15, 1999, with respect to the Smith Barney Managed Municipals Fund Inc. and Greenwich Street Municipal Fund
Inc., respectively, and to the references to our firm under the headings "Representations and
Warranties" in Exhibit A in the Prospectus/Proxy Statement and "Auditors" in the Statement of
Additional Information included in this Registration Statement on Form N-14.


	KPMG LLP


New York, New York
November 5, 1999